Exhibit 10.1

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is made this 10th day of January, 2014 by and among KOFFEE KORNER INC., a Delaware corporation (“PubCo”), CARDAX PHARMACEUTICALS, INC., a Delaware corporation (“Holdings”), and CARDAX PHARMA, INC., a Delaware corporation (“Pharma”).

WHEREAS, PubCo, CARDAX ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of PubCo (“PubCo Sub”), Holdings and Pharma entered into that certain Agreement and Plan of Merger dated as of November 27, 2013, as amended on the date of this Agreement (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, Holdings owns all of the issued and outstanding shares of capital stock of Pharma, which are 100 shares of common stock, par value $0.01 (the “Pharma Common Stock”);

WHEREAS, the parties to Agreement desire that on the date of this Agreement (the “Closing Date”): (i) Pharma will issue and sell to PubCo that number of shares of its Pharma Common Stock so that PubCo will own 40% of the issued and outstanding shares of Pharma Common Stock, or 66.67 shares of Pharma Common Stock; and (ii) as consideration for the issuance of such shares of Pharma Common Stock, PubCo will issue 30,000,000 shares (after giving effect to the stock dividend to stockholders of record on January 9, 2014 (the “January 9 Dividend”)) of its common stock, par value $0.0001 per share (the “PubCo Common Stock”), which would represent approximately 39% of the issued and outstanding shares of PubCo Common Stock after such issuance;

WHEREAS, the aggregate number of shares of PubCo issued and outstanding on the date of this Agreement, prior to the issuance and sale of the shares of PubCo Common Stock under this Agreement, is 46,332,000 (or 10,530,000 prior to the stock dividend);

WHEREAS, the shares of PubCo Common Stock that will be issued and sold to Pharma on the date of this Agreement are to be distributed to Holdings as a dividend;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Stock Issuance and Exchange.

1.1. Pharma hereby agrees to issue, sell and deliver to PubCo 66.67 shares of Pharma Common Stock, which shares shall be duly and validly issued, fully paid and nonassessable.

1.2. PubCo hereby agrees to issue, sell and deliver to Pharma 30,000,000 shares of PubCo Common Stock, which shares shall be duly and validly issued, fully paid and nonassessable, as provided in the Unanimous Written Consent of the Directors of PubCo dated as of the date of this Agreement.

1.3. Upon PubCo’s receipt of notice by Pharma that all of the shares of PubCo Common Stock issued by PubCo to Pharma under this Agreement have been distributed as a dividend to Holdings, PubCo shall register such shares in the name of Holdings.

2. Representations and Warranties.

2.1. Pharma hereby represents and warrants to PubCo the following:

2.1.1. Pharma is duly incorporated, organized and validly subsisting as a corporation under the laws of the State of Delaware and is duly qualified or otherwise authorized to transact business as a foreign corporation and in good standing in each other jurisdiction in which it owns or leases property of a nature or transacts business of a type, that would make such qualification necessary.

2.1.2. No authorization, approval, consent or license of any Authority, and no authorization, approval or consent of any other person, is required in connection with the execution and delivery by Pharma of this Agreement or the consummation and performance by Pharma of the transactions contemplated hereby other than those which have been received on or prior to the date hereof. For the purposes of this Agreement, the term “Authority” shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, including, without limitation, the Securities and Exchange Commission or any other government authority, agency, department, board, commission or instrumentality of the United States of America, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

2.1.3. The execution and delivery of this Agreement by Pharma, the consummation by Pharma of the transactions contemplated hereby and the performance by Pharma of this Agreement in accordance with its terms do not and will not: (i) result in any violation of the Certificate of Incorporation, By-Laws or any agreement of Pharma; or (ii) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, pledge, security interest, claim, charge, transfer restriction or similar agreement, encumbrance or other restriction or limitation whatsoever (each, a “Lien”) upon any property or assets of Pharma under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Pharma is a party or by which it may be bound or to which any of its properties may be subject; or (iii) result in any violation by Pharma of any existing applicable law, rule, regulation, judgment, order or decree of any Authority.

2.1.4. There is no action, suit or proceeding before or by any Authority, now pending or, to the knowledge of Pharma, threatened against or affecting Pharma that could have a material adverse effect on the ability of Pharma to consummate the transactions contemplated hereby.

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2.1.5. Pharma has the full legal right, power and authority to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to issue and sell the Pharma Common Stock to PubCo. This Agreement has been duly and validly authorized by the Board of Directors of Pharma and no other proceedings or actions on the part of Pharma are necessary to authorize this Agreement or to perform its obligations hereunder. The shares of Pharma Common Stock issued under this Agreement are duly and validly issued, fully paid and nonassessable and not subject to any Lien other than restrictions on the transfer under applicable law.

2.1.6. This Agreement has been duly executed and delivered by Pharma and constitutes the legal, valid and binding obligation of Pharma, and is enforceable against Pharma in accordance with its terms.

2.1.7. Prior to the issuance and sale of the Pharma Common Stock under the terms of this Agreement, Holdings is the sole owner of any capital stock of Pharma.

2.1.8. No broker, finder, agent or similar intermediary has acted for or on behalf of Pharma in connection with this Agreement, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Pharma, or any action taken by Pharma.

2.2. PubCo hereby represents and warrants to Pharma the following:

2.2.1. PubCo is duly incorporated, organized and validly subsisting as a corporation under the laws of the State of Delaware and is duly qualified or otherwise authorized to transact business as a foreign corporation and in good standing in each other jurisdiction in which it owns or leases property of a nature or transacts business of a type, that would make such qualification necessary.

2.2.2. No authorization, approval, consent or license of any Authority, and no authorization, approval or consent of any other person, is required in connection with the execution and delivery by PubCo of this Agreement or the consummation and performance by PubCo of the transactions contemplated hereby other than those which have been received on or prior to the date hereof.

2.2.3. The execution and delivery of this Agreement by PubCo, the consummation by PubCo of the transactions contemplated hereby and the performance by PubCo of this Agreement in accordance with its terms do not and will not: (i) result in any violation of the Certificate of Incorporation, By-Laws or any agreement of PubCo; or (ii) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of PubCo under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which PubCo is a party or by which it may be bound or to which any of its properties may be subject; or (iii) result in any violation by PubCo of any existing applicable law, rule, regulation, judgment, order or decree of any Authority.

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2.2.4. There is no action, suit or proceeding before or by any Authority, now pending or, to the knowledge of PubCo, threatened against or affecting PubCo that could have a material adverse effect on the ability of PubCo to consummate the transactions contemplated hereby.

2.2.5. PubCo has the full legal right, power and authority to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to issue and sell the PubCo Common Stock to Pharma. This Agreement has been duly and validly authorized by the Board of Directors of PubCo and no other proceedings or actions on the part of PubCo are necessary to authorize this Agreement or to perform its obligations hereunder. The shares of PubCo Common Stock issued under this Agreement are duly and validly issued, fully paid and nonassessable and not subject to any Lien other than restrictions on the transfer under applicable law.

2.2.6. This Agreement has been duly executed and delivered by PubCo and constitutes the legal, valid and binding obligation of PubCo, and is enforceable against PubCo in accordance with its terms.

2.2.7. Prior to the issuance and sale of the PubCo Common Stock under the terms of this Agreement, and subsequent to the January 9 Dividend, the aggregate number of the issued and outstanding shares of any capital stock of PubCo is 46,332,000 shares of PubCo Common Stock.

2.2.8. No broker, finder, agent or similar intermediary has acted for or on behalf of PubCo in connection with this Agreement, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with PubCo, or any action taken by PubCo.

3. Rescission Right. If the merger under the terms and conditions of the Merger Agreement is not effective on or prior to 5:30 pm (Eastern Standard Time) on January 17, 2014, then either party may, upon notice to the other party, rescind and void the issuance, sale and exchange of the Pharma Common Stock and the PubCo Common Stock under the terms of this Agreement. Upon delivery of any such notice, all shares of PubCo Common Stock issued and delivered to Pharma (and distributed to Holdings), shall be delivered to PubCo for cancellation and all shares of Pharma Common Stock issued to PubCo shall be delivered to Pharma for cancellation. Upon the delivery of such shares of common stock for cancellation, all obligations of the parties to this Agreement under the terms and conditions of this Agreement shall be terminated and deemed discharged in full.

4. Ratification of the Merger Agreement. The Merger Agreement, as amended on the date of this Agreement, is hereby ratified and confirmed and is in full force and effect.

4.1. Further Actions. At any time and from time to time, each party agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

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4.2. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Eastern Standard Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Eastern Standard Time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by United States internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. For the purposes herein, “business day” means a day that commercial banks are not authorized to be closed for business transactions.

4.3. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the effective time of the merger under the Merger Agreement (the “Effective Time”), in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

4.4. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Time for a period of one (1) full fiscal year thereafter.

4.5. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement shall only be modified by the written agreement of all parties.

4.6. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

4.7. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

4.8. No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

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4.9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.10. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

4.11. Governing Law.

4.11.1. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

4.11.2. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.11.3. If one or more parties shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

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4.12. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.13. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

KOFFEE KORNER INC.

By:	/s/ Austin Kibler
Name: Austin Kibler
Title: Managing Member

Cardax Pharmaceuticals, Inc.

By:	/s/ David G. Watumull
Name: David G. Watumull
Title: President and CEO

CARDAX PHARMA, INC.

By:	/s/ David G. Watumull
Name: David G. Watumull
Title: President and CEO